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                                                                   Exhibit 99.2

                                    FORM OF
                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2009
                       (PRINCIPAL AMOUNT $1,000 PER NOTE)
                                       OF
                        FLORIDA PANTHERS HOLDINGS, INC.
                      FULLY AND UNCONDITIONALLY GUARANTEED
                        BY CERTAIN SUBSIDIARY GUARANTORS

         Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 9 7/8% Senior Subordinated Notes due 2009 (the "Old Notes") of Florida Panthers Holdings, Inc. ("Panthers Holdings") are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering the Old Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent For The Exchange Offer Is:
                              The Bank Of New York

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

BY REGISTERED OR CERTIFIED MAIL         FACSIMILE TRANSMISSIONS:                BY HAND OR OVERNIGHT DELIVERY
                                        (Eligible Institutions Only)

         The Bank of New York                      (212) 571 -3080                         The Bank of New York
        101 Barclay Street, 7E                                                              101 Barclay Street
       New York, New York 10286                 CONFIRM BY TELEPHONE:                 Corporate Trust Services Window
     Attn: Reorganization Section                   (212) 815-6333                             Ground Level
                                                                                         New York, New York 10286
                                                For Information Call:                  Attn: Reorganization Section
                                                    (212) 815-6333

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         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to Florida Panthers Holdings, Inc., a Delaware Corporation ("Panthers Holdings"), upon the terms and subject to the conditions set forth in the Prospectus dated May __, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

Aggregate Principal                 Name(s) of Registered Holder(s):___________
Amount Tendered: $__________        ___________________________________________
                                    ___________________________________________
Certificate No(s)
(if available):_____________



__________________________________________
(Aggregate Principal Amount Represented by the Old Notes Certificate(s))

$________________________________
If the Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:_____________

Date:____________________________


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         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

--------------------------------------------------------------------------------

                                PLEASE SIGN HERE

X_________________________                  ____________________________


X_________________________                  ____________________________
Signature(s) of Owner(s)                    Date
or Authorized Signatory

Area Code and Telephone Number:______________________________

         Must be signed by the holder(s) of the Old Capital Securities as their name(s) appear(s) on certificates for Old Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      Please print name(s) and address(es)

Name(s):
            ___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________

Capacity:
            ___________________________________________________________________

Address(es):
            ___________________________________________________________________

            ___________________________________________________________________

            ___________________________________________________________________






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               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together, with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


______________________________              ____________________________________
         Name of Firm                             Authorized Signature

______________________________              ____________________________________
         Address                                         Title

______________________________              ____________________________________
         Zip Code                                 (Please Type or Print)


Area Code and Telephone No.______           Dated:______________________________


NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.